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                                                                  EXHIBIT 5.1

                                January 20, 1997

CyberMedia, Inc.
3000 Ocean Park Blvd., Suite 2001
Santa Monica, CA 90405

         RE:  REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

         We have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission on or about January 20, 1997 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of (i) 3,902,000 shares of your Common Stock reserved for issuance under the Amended 1993 Stock Plan (the "Stock Plan"), (ii) 100,000 shares of your Common Stock reserved for issuance under the 1996 Employee Stock Purchase Plan (the "Purchase Plan"), and (iii) 50,000 shares of your Common Stock reserved for issuance under the 1996 Director Option Plan (the "Director Plan"). The 3,902,000 shares of Common Stock reserved under the Stock Plan, the 100,000 shares of Common Stock reserved under the Purchase Plan, and the 50,000 shares of Common Stock reserved under the Director Plan are referred to collectively hereinafter as the "Shares," and the Stock Plan, the Purchase Plan, and the Director Plan are referred to hereinafter collectively as the "Plans." As your legal counsel, we have examined the proceedings taken and proposed to be taken in connection with the issuance, sale and payment of consideration for the Shares to be issued under the Plans.

         It is our opinion that, when issued and sold in compliance with applicable prospectus delivery requirements and in the manner referred to in the Plans and pursuant to the agreements which accompany the Plans, the Shares will be legally and validly issued, fully paid and non- assessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto.

                                  Sincerely,

                                  WILSON SONSINI GOODRICH & ROSATI
                                  Professional Corporation

                                  /s/ Wilson Sonsini Goodrich & Rosati